UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant     Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

AIRCASTLE LIMITED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Aircastle Limited
c/o Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902

April 16, 2008

Dear Fellow Shareholders:

On behalf of your Board of Directors, I am pleased to invite you to attend the 2008 Annual General Meeting of Shareholders of Aircastle Limited. This meeting will be held on May 15, 2008, at 10:00AM Eastern Daylight Time, at the Hilton Hotel, located at First Stamford Place, Stamford, CT.

The enclosed Notice of our 2008 Annual General Meeting of Shareholders and proxy statement contain details about the business to be conducted at the meeting. To assure that your shares are represented at the meeting, we urge you to vote by Internet or telephone, or mark your choices on the enclosed proxy card, sign and date the card and return it promptly in the postage-paid envelope provided. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the meeting.

If you plan to attend the meeting, please check the ‘‘Annual Meeting’’ box on your proxy card so that we may send you an admission card.

Sincerely,
Wesley R. Edens Chairman of the Board

Aircastle Limited
c/o Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902

Notice of the 2008 Annual General Meeting of Shareholders

To Our Shareholders:

Aircastle Limited will hold its 2008 Annual General Meeting of Shareholders (the ‘‘Annual Meeting’’) at the Hilton Hotel, located at First Stamford Place, Stamford, CT on May 15, 2008 at 10:00AM Eastern Daylight Time. The matters to be considered and acted upon at the Annual Meeting, which are described in detail in the accompanying materials, are:

1.	the election of three Class II directors to serve until the 2011 annual general meeting of Aircastle Limited or until their office shall otherwise be vacated pursuant to our Bye-laws;

2.	the appointment of Ernst & Young LLP as independent registered public accounting firm for Aircastle Limited for fiscal year 2008 and to authorize the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees; and

3.	any other business properly presented at the Annual Meeting.

Your Board of Directors recommends that you vote in favor of the proposals set forth in the accompanying proxy statement.

We will also present at the Annual Meeting the consolidated financial statements and independent registered public accounting firm’s report for the fiscal year ended December 31, 2007, copies of which can be found in our 2007 Annual Report that accompanies this Notice or which was previously circulated to shareholders.

Shareholders of record at the close of business on March 24, 2008 are entitled to notice of, and to vote at, the Annual Meeting. Our stock transfer books will remain open for the transfer of our common shares. A list of all shareholders entitled to vote at the Annual Meeting will be available for examination at our principal executive office located at c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902, for the 10 days before the Annual Meeting between 9:00 AM and 5:00 PM, local time, and at the place of the Annual Meeting during the Annual Meeting for any purpose germane to the Annual Meeting.

By Order of the Board of Directors,
David R. Walton Chief Operating Officer, General Counsel and Secretary

Stamford, CT
April 16, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES. YOU CAN ALSO NOW VOTE BY TELEPHONE AT THE NUMBER PROVIDED ON THE PROXY CARD OR BY THE INTERNET BY LOGGING ONTO THE SITE PROVIDED ON THE PROXY CARD. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY ONE OF THESE THREE METHODS.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 15, 2008.

The proxy statement and the 2007 Annual Report are available at http://investors.aircastle.com.

Aircastle Limited
c/o Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902

April 16, 2008

PROXY STATEMENT

For the 2008 Annual General Meeting of Shareholders To Be Held On
May 15, 2008

GENERAL INFORMATION ABOUT THE MEETING

Date, Time and Place of Annual Meeting.    The Board of Directors (the ‘‘Board’’) of Aircastle Limited, an exempted Bermuda company (the ‘‘Company’’ or ‘‘Aircastle’’), is soliciting proxies to be voted at the 2008 Annual General Meeting of Shareholders (the ‘‘Annual Meeting’’) to be held at 10:00AM Eastern Daylight Time, on May 15, 2008, at the Hilton Hotel, located at First Stamford Place, Stamford, CT for the purposes set forth in the accompanying Notice of 2008 Annual Meeting of Shareholders, and at any adjournment or postponement of the Annual Meeting. We are sending this proxy statement in connection with the proxy solicitation.

The Company will commence mailing this proxy statement and form of proxy, together with our Annual Report to Shareholders for the year ended December 31, 2007 (the ‘‘2007 Annual Report’’), to shareholders on or about April 18, 2008.

Matters to be Considered at the Annual Meeting.    At the Annual Meeting, shareholders will vote upon the following matters:

1.	the election of three Class II directors to serve until the 2011 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws;

2.	the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2008 and to authorize the directors of Aircastle, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees; and

3.	any other business properly presented at the Annual Meeting.

Quorum and Voting Requirements.    Our Board has fixed the close of business on March 24, 2008 as the record date (the ‘‘Record Date’’) for determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. The presence of two or more persons at the start of the Annual Meeting and representing in person, or by proxy entitling the holder to vote at the Annual Meeting, in excess of 50% of all votes attaching to all shares of the Company in issue, shall form a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting until a quorum has been obtained.

For the election of nominees to our Board, the appointment of Ernst & Young LLP, and the approval of any other business properly presented at the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the matter, provided that a quorum is present. A shareholder voting for the election of directors may withhold authority to vote for all or certain nominees. A shareholder may also abstain from voting on the other matters presented for shareholder vote. Votes withheld from the election of any nominee for director and abstentions from any other proposal will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on a matter.

We will not count shares that abstain from voting on a particular matter or broker, bank or other nominee (‘‘broker’’) non-votes as votes in favor of such matter. In the election of directors, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of vote. With respect to the appointment of Ernst & Young LLP, abstentions from voting will have the same effect as voting against such matter and broker non-votes will be disregarded and will have no effect on the outcome of the vote. If a shareholder holds shares through a broker, generally the broker may vote the shares it holds in accordance with instructions received. If a shareholder does not give instructions to a broker, the broker can vote the shares it holds with respect to ‘‘discretionary’’ or routine proposals under the rules of the New York Stock Exchange (‘‘NYSE’’). A broker cannot vote shares with respect to non-discretionary proposals for which a shareholder has not given instruction. Both proposals to be voted on at the Annual Meeting are considered ‘‘discretionary’’ proposals and therefore may be voted upon by your broker even if you do not instruct your broker.

As of the Record Date, there were 78,559,976 common shares of the Company, par value $0.01 per share (‘‘Common Shares’’), outstanding and entitled to vote. Each Common Share entitles the holder to one vote on each matter presented at the Annual Meeting.

Voting of Proxies.    You may exercise your vote by any one of the following means:

•	By Mail

To vote by mail, please sign, date and complete the enclosed proxy card and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

•	By Telephone or on the Internet

The telephone and Internet voting procedures established for shareholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is www.voteproxy.com. Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on May 14, 2008.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

•	In Person, at the Annual Meeting

All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

Proxies, if received in time for voting, properly executed and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are indicated, the Common Shares represented by the proxy will be voted as follows:

•	FOR the election of the director nominees named herein;

•	FOR the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2008 and to authorize the directors of Aircastle, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees; and

•	in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting, including any adjournments and postponements thereof.

Revocability of Proxy.    Any shareholder returning a proxy may revoke it at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board’s recommendations.

Persons Making the Solicitation.    This proxy statement is sent on behalf of, and the proxies are being solicited by the Board. We will bear all costs of this solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, e-mail and personal interviews. We will request brokers, custodians and other fiduciaries to forward proxy soliciting materials to the beneficial owners of Common Shares they hold of record. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials.

Recommendations of the Board of Directors.    The Board recommends a vote:

•	FOR the election of the director nominees named herein; and

•	FOR the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2008 and to authorize the directors of Aircastle, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

Admission to Annual Meeting.    If you are a registered shareholder and plan to attend the Annual Meeting in person, please check the ‘‘Annual Meeting’’ box on the proxy card so that we may send you an admission card. A beneficial owner who plans to attend the Annual Meeting may obtain an admission ticket in advance by sending a written request with proof of ownership (such as a bank or brokerage firm account statement) to the Company’s transfer agent, American Stock Transfer & Trust Company 59 Maiden Lane, New York, NY 10038. Admittance to the Annual Meeting will be based upon availability of seating.

Shareholders who do not present admission tickets at the Annual Meeting will be admitted upon verification of ownership at the admissions desk.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

The first proposal is to elect three Class II directors to serve until the 2011 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws.

Our Bye-laws provide that our Board may determine the number of directors constituting the Board. The number of directors is currently fixed at seven. The Board is divided into three classes of directors. The current terms of the Class I, Class II and Class III directors will expire in 2010, 2008 and 2009, respectively.

The Board unanimously proposes the following three nominees for election as Class II directors at the Annual Meeting. If elected at the Annual Meeting, the directors will hold office from election until the 2011 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws. If any of the nominees becomes unavailable or unwilling to serve, an event that the Board does not presently expect, we will vote the shares represented by proxies for the election of directors for the election of such other person(s) as the Board may recommend.

Set forth below is certain biographical information regarding our directors, including the director nominees, as of March 24, 2008. See ‘‘Security Ownership of Certain Beneficial Owners and Management’’ in this proxy statement for a description of securities beneficially owned by our directors, including the director nominees, as of March 24, 2008.

Unless otherwise instructed, we will vote all proxies we receive FOR Messrs. Adams, Kukral and Merriman.

Nominees

Set forth below is information regarding the nominees for election:

Name	Age	Position
Joseph P. Adams, Jr.	50	Deputy Chairman of the Board and Class II Director
John Z. Kukral	47	Class II Director
Ronald L. Merriman	63	Class II Director

Joseph P. Adams, Jr. was appointed to our Board in October 2004 and became Deputy Chairman of our Board in May 2006. He is a Managing Director at Fortress Investment Group LLC (‘‘Fortress’’); co-head of the U.S. acquisitions activity within the Private Equity Group and Deputy Chairman of Aircastle Limited and Seacastle Inc. Previously, Mr. Adams was a partner at Brera Capital Partners and at Donaldson, Lufkin & Jenrette where he was in the transportation industry group. In 2002, Mr. Adams served as the first Executive Director of the Air Transportation Stabilization Board. Mr. Adams received a BS in Engineering from the University of Cincinnati and an MBA from Harvard Business School.

John Z. Kukral was appointed to our Board on August 2, 2006. Mr. Kukral is President of Northwood Investors, a real estate investment company. Mr. Kukral started his career at JMB Realty Corporation in 1982 and was most recently (1994 to 2005) with Blackstone Real Estate Advisors where he served as President and CEO from 2002 until his departure in 2005. Mr. Kukral is a Director of HFF, Inc., a Trustee of the Urban Land Institute, a Governor of the Urban Land Foundation, a Trustee of the National Jewish Hospital in Denver, Colorado and past Chairman of the Savoy Group.

Ronald L. Merriman was appointed to our Board on August 2, 2006. Mr. Merriman is Managing Director of Merriman Partners, a management consulting firm. He served as Managing Director of O’Melveny & Myers LLP, a global law firm, from 2000 to 2003. From 1999 to 2000, Mr. Merriman served as Executive Vice President of Carlson Wagonlit Travel, a global travel management firm. Mr. Merriman also served as Executive Vice President of Ambassadors International, a publicly-traded travel services business, from 1997 to 1999. From 1967 to 1997, Mr. Merriman was employed by KPMG, a global accounting and consulting firm, where he ultimately served as a Vice Chair and member of the Executive Management Committee. He is also a director of three other public companies; Realty Income Corporation, Haemonetics Corporation, and Pentair, Inc.

If any of these nominees for director becomes unavailable, the persons named in the enclosed proxy intend to vote for any alternate designated by the Board.

The Board recommends a vote FOR the above-named nominees to serve as our directors until the 2011 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws.

Continuing Directors

Name	Age	Position
Wesley R. Edens	46	Chairman of the Board and Class III Director
Ronald W. Allen	66	Class I Director
Douglas A. Hacker	52	Class I Director
Peter V. Ueberroth	70	Class III Director

Wesley R. Edens is the Chairman of our Board and has served in this capacity since our formation in October 2004. Mr. Edens is the Chairman of the board of directors and the Chief Executive Officer of Fortress Investment Group LLC. Mr. Edens has been a principal and the Chairman of the Management Committee of Fortress since co-founding Fortress in May 1998. Mr. Edens is responsible for the Fortress private equity and publicly traded alternative investment businesses. He is also the Chairman of the board of directors of each of Brookdale Senior Living Inc., Eurocastle Investment Limited, GateHouse

Media, Inc., Mapeley Limited, Seacastle Inc. and Newcastle Investment Corp. and a director of GAGFAH S.A. Mr. Edens served as the Chief Executive Officer of Newcastle Investment Corp. since inception until February 2007. Mr. Edens was the Chief Executive Officer of Global Signal Inc. from February 2004 to April 2006 and the Chairman of the board of directors from October 2002 to January 2007. Mr. Edens serves in various capacities in the following five registered investment companies: Chairman of the Board of Trustees and Chief Executive Officer of Fortress Registered Investment Trust and Fortress Investment Trust II; Chairman of the Board of Managers and Chief Executive Officer of Fortress Brookdale Investment Fund LLC and Fortress Pinnacle Investment Fund LLC, Chief Executive Officer, President and Chairman of the Board of Directors of RIC Coinvestment Fund GP LP. Prior to forming Fortress, Mr. Edens was a partner and a managing director of BlackRock Financial Management Inc., where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and a managing director of Lehman Brothers. Mr. Edens received a B.S. in Finance from Oregon State University.

Ronald W. Allen was appointed to our Board on August 2, 2006. Mr. Allen was a consultant to and Advisory Director of Delta Air Lines, Inc., a major U.S. air transportation company, from July 1997 through July 2005. Mr. Allen continues to serve as an Advisory Director. He retired as Delta’s Chairman of the Board, President and Chief Executive Officer in July 1997, and had been its Chairman of the Board and Chief Executive Officer since 1987. He is also a director of Aaron Rents, Inc., a company engaged in the business of rental, sales and lease ownership and specialty retailing of furniture, electronics and appliances, he has served as a director of Interstate Hotels and Resorts, a hotel management company, since September 2006, and has served as a director of the Coca-Cola Company since 1991.

Douglas A. Hacker was appointed to our Board on August 2, 2006. Mr. Hacker is currently an independent business executive and formerly served from December 2002 to May 2006 as Executive Vice President, Strategy for UAL Corporation, an airline holding company, Prior to this position, Mr. Hacker served with UAL Corporation as President, UAL Loyalty Services from September 2001 to December 2002, and as Executive Vice President and Chief Financial Officer from July 1999 to September 2001. In December 2002, UAL Corporation filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code, and emerged from bankruptcy on February 1, 2006. Mr. Hacker also serves as a director or trustee of a series of open-end and closed-end investment companies that are part of the Columbia family of mutual funds and as a director of Nash Finch Company, a food distribution and retail company.

Peter V. Ueberroth was appointed to our Board on August 2, 2006. Mr. Ueberroth is currently, and has been since 1989, the Managing Director of Contrarian Group, Inc., an investment and management company. In 1962, Mr. Ueberroth founded First Travel Corporation and sold it to the Carlson Travel Group in 1980. From 1979 to 1984, Mr. Ueberroth served as president of the Los Angeles Olympic Organizing Committee. From 1984 to 1989, he served as the sixth commissioner of Major League Baseball. In July of 1999, Mr. Ueberroth successfully orchestrated the purchase of the Pebble Beach Company and he now serves as an owner and co-chairman. Mr. Ueberroth also serves as the chairman of the United States Olympic Committee. He is also chairman of Ambassadors International Inc., a travel services company, and a member of the board of directors of Adecco SA, a Swiss staffing company, The Coca-Cola Company and Hilton Hotels Corporation.

Legal Proceedings Involving Directors, Officers or Affiliates.    There are no legal proceedings ongoing as to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our affiliates.

Director Independence.    Our Board has determined the independence of each member of the Board in accordance with the NYSE corporate governance rules and applicable rules of the United States Securities and Exchange Commission (the ‘‘SEC’’). Each director affirmatively determined by the Board to have met the standards set forth in Section 303A.02 (b) of the NYSE listing standards is referred to herein as an ‘‘Independent Director’’. The Board has determined that the following members of the Board are Independent Directors: Ronald W. Allen, Douglas A. Hacker, John Z. Kukral and

Ronald L. Merriman. In making this determination, our Board considered all relevant facts and circumstances, as required by applicable NYSE listing standards.

The NYSE rules require that the Board consist of a majority of ‘‘independent directors’’ and that the nominating/corporate governance committee, the compensation committee and the audit committee of the Board consist entirely of ‘‘independent directors.’’ Under NYSE listing standards, whether a director is an ‘‘independent director’’ is a subjective determination to be made by the Board, and a director of Aircastle only qualifies as ‘‘independent’’ if the Board affirmatively determines that the director has no material relationship with Aircastle (either directly or as a partner, shareholder or officer of an organization that has a relationship with Aircastle). While the test for independence is a subjective one, the NYSE rules also contain objective criteria that preclude directors from being considered independent in certain situations.

Specifically, persons meeting the following objective criteria are deemed to be not independent:

•	A director who is an employee, or whose immediate family member is an executive officer, of Aircastle (including any consolidated subsidiary), may not be considered independent until three years after the end of such employment relationship;

•	A director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from Aircastle (including any consolidated subsidiary), other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	A director who (i) is, or whose immediate family is, a current partner of a firm that is the internal or external auditor of Aircastle; (ii) is a current employee of such a firm; (iii) a director whose immediate family member is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Aircastle’s audit within that time;

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Aircastle’s present executives serve on that Company’s compensation committee may not be considered independent until three years after the end of such service or the employment relationship; and

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company (or a consolidated subsidiary of such company) that makes payments to, or receives payments from, Aircastle for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues may not be considered an independent director until three years after falling below such threshold.

Ownership of a significant amount of Common Shares, by itself, does not constitute a material relationship.

The Board has not established additional guidelines to assist it in determining whether a director has a material relationship with Aircastle under NYSE rules, but instead evaluates each director or nominee for director under the tests set forth by the NYSE and through a broad consideration and evaluation of all relevant facts and circumstances. The Board, when assessing the materiality of a director’s relationship with Aircastle, also considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

CORPORATE GOVERNANCE

The role of our Board is to ensure that Aircastle is managed for the long-term benefit of our shareholders. To fulfill this role, the Board has adopted corporate governance principles designed to assure compliance with all applicable corporate governance standards, including those provided by the SEC and the NYSE. In addition, the Board is informed regarding Aircastle’s activities and periodically reviews, and advises management with respect to, Aircastle’s annual operating plans and strategic initiatives.

We review our corporate governance policies and practices on an ongoing basis and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC and the new listing standards of the NYSE.

Corporate Governance Guidelines.    Our Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are posted on our website at http://www.aircastle.com under ‘‘Investors – Corporate Governance’’ and are available in print to any shareholder of the Company upon request.

Code of Business Conduct and Ethics.    To help ensure that Aircastle abides by applicable corporate governance standards, our Board has adopted a Code of Business Conduct and Ethics, which is posted on our website at http://www.aircastle.com under ‘‘Investors – Corporate Governance,’’ and a Code of Ethics for Chief Executive and Senior Financial Officers, which is available in print to any shareholder of the Company upon request. The Company intends to post on its website any material amendments to its ethics codes and the description of any waiver from a provision of the ethics codes granted by the Board to any director or executive officer of the Company within four business days after such amendment or waiver.

Communications with the Board of Directors.    Shareholders and other interested parties who wish to communicate directly with any of the Company’s directors, including the Presiding Director as defined below or the non-management directors as a group, may do so by writing to the Board, Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902 Attention: General Counsel. All communications will be received, sorted and summarized by the General Counsel, as agent for the relevant directors. Communications relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Other communications will be referred to such other director as may be appropriate. Communications may be submitted anonymously or confidentially.

Meetings of the Board of Directors.    Regular attendance at Board Meetings is required of each director. During 2007, Aircastle’s Board held 10 meetings. Each incumbent director attended 75% or more of the aggregate of all meetings of the Board and committees on which the director served during 2007. The Board’s meetings include, whenever appropriate, executive sessions in which only Independent Directors are present. Any Independent Director can request that an executive session be scheduled. In 2007, Ronald W. Allen was elected by the Independent Directors, in executive session, to serve as presiding director (the ‘‘Presiding Director’’) at all executive session meetings of the Independent Directors.

Aircastle does not require directors to attend the annual general meetings, although they are invited to attend. Four directors attended our 2007 annual general meeting.

Committees of the Board of Directors.    The Board has three standing Committees: Audit, Compensation and Nominating and Corporate Governance. The table below indicates the members of each committee. All members of each committee are Independent Directors.

Name	Audit	Compensation	Nominating and Corporate Governance
Joseph P. Adams, Jr.
Ronald W. Allen	X	X	Chair
Wesley R. Edens
Douglas A. Hacker*	X	X
John Z. Kukral		Chair	X
Ronald L. Merriman*	Chair		X
Peter V. Ueberroth

*	Messrs. Hacker and Merriman serve as financial experts on our Audit Committee.

The Audit Committee.    The Audit Committee acts under a written charter that has been approved by the Board and complies with the NYSE corporate governance rules and applicable SEC rules and regulations. A copy of the charter is posted on the Company’s website at http://www.aircastle.com under ‘‘Investors – Corporate Governance’’ and is available in print to any shareholder of the Company upon request. All three members of the Audit Committee are Independent Directors. The Board has determined that each member of the Audit Committee is ‘‘financially literate’’ as defined by NYSE rules, and that Messrs. Hacker and Merriman are qualified to serve as the Audit Committee’s ‘‘financial experts’’ as defined by SEC regulations. Each of Mr. Hacker and Mr. Merriman are Independent Directors. A brief description of each of Mr. Merriman and Mr. Hacker’s work experience is included on pages 4 and 5, respectively. The Board also determined that although Mr. Merriman currently sits on the audit committees of more than three public companies, these relationships would not impair his ability to serve effectively on the Company’s Audit Committee. Members of the Audit Committee, other than the Chair of the Audit Committee, do not receive any compensation from the Company other than their compensation as a director as described under Directors’ Compensation in this proxy statement.

Our Audit Committee’s functions include:

•	reviewing the audit plans and findings of the independent certified public accountants and our internal audit and risk review staff, and the results of regulatory examinations and monitoring management’s corrective action plans where necessary;

•	reviewing our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent certified public accountants;

•	reviewing our accounting and internal controls policies and procedures, compliance programs and significant tax and legal matters;

•	making recommendations to our shareholders regarding the annual appointment by our shareholders of the independent certified public accountants (which constitutes the auditor for purposes of Bermuda law) and evaluating their independence and performance, as well as setting clear hiring policies for employees or former employees of our independent certified public accounting firm; and

•	reviewing our risk guidelines and policies by which we assess and manage exposure to risk.

During the fiscal year ended December 31, 2007, the Audit Committee held seven regular meetings. Audit Committee meetings include, where appropriate, executive sessions in which the Audit Committee meets only with Committee members present or separately with the Company’s independent registered public accountants or with the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel. The report of the Audit Committee is included on page 27.

The Compensation Committee.    The Compensation Committee acts under a written charter that has been approved by the Board and complies with the NYSE corporate governance rules. A copy of the charter is posted on the Company’s website at http://www.aircastle.com under ‘‘Investors – Corporate Governance’’ and is available in print to any shareholder of the Company upon request. All three members of the Compensation Committee are Independent Directors.

Our Compensation Committee’s functions include:

•	reviewing the salaries, benefits and share-based grants for executive officers;

•	reviewing corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining the Chief Executive Officer’s compensation based on that evaluation; and

•	acting as administrator of the Amended and Restated 2005 Aircastle Limited Equity Incentive Plan.

The Compensation Committee held five regularly scheduled meetings during the fiscal year ended December 31, 2007. Compensation Committee meetings include, where appropriate, executive sessions in which the Compensation Committee meets only with Committee members present or separately with the

Deputy Chairman of the Board and/or with the Company’s Chief Executive Officer. The report of the Compensation Committee is included on page 26.

The Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee acts under a written charter that has been approved by the Board and complies with NYSE corporate governance rules. A copy of the charter is posted on the company’s website at http://www.aircastle.com under ‘‘Investors – Corporate Governance’’ and is available in print to any shareholder of the Company upon request. All three members of the Nominating and Corporate Governance Committee are Independent Directors. The Nominating and Corporate Governance Committee held two regularly scheduled meetings during the fiscal year ended December 31, 2007.

Our Nominating and Corporate Governance Committee functions include:

•	reviewing the performance of the board of directors and incumbent directors and makes recommendations to our board of directors regarding the selection of candidates, qualification and competency requirements for service on the board of directors and the suitability of proposed nominees;

•	advising the board of directors with respect to the corporate governance principles applicable to the Company; and

•	overseeing the evaluation of the board of directors and the Company’s management.

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate and necessary characteristics, skills and experience of the Board, both as a whole and with respect to its individual members. The committee evaluates biographical and background information relating to potential candidates and interviews candidates selected by members of the committee and by the Board in making its decisions as to prospective candidates to the Board. While the committee does not specifically set forth any minimum skills that a candidate must have prior to consideration, the committee thoroughly examines a candidate’s understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, understanding of the Company’s business, and educational and professional background. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of suitable candidates. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders. We have not paid any third party a fee to assist in the process of identifying or evaluating candidates; however the Nominating and Corporate Governance Committee may elect in the future to engage firms that specialize in identifying director candidates.

All director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates for director must possess the level of education, experience, sophistication and expertise required to perform the duties of a member of a board of directors of a public company of the Company’s size and scope. At a minimum, the committee will consider (i) whether the recommended candidate is subject to a disqualifying factor as described Section 303A.02(b) of the NYSE listing standards; (ii) the number of other boards and committees on which the individual serves; (iii) the extent of the individual’s experience in business, trade, finance or management; (iv) the extent of the individual’s knowledge of regional, national and international business affairs; (v) whether the individual possesses the overall judgment to advise and direct the Company in meeting its responsibilities to shareholders, customers, employees and the public; (vi) whether the individual provides the appropriate experience and expertise in light of the prevailing business conditions and the composition of the Board; and (vii) any other factors, including those set forth in the Corporate Governance Guidelines, relating to the ability and willingness of the individual to serve.

While the Corporate Governance Guidelines provide that the committee may, if it deems appropriate, establish procedures to be followed by shareholders in submitting recommendations for Board candidates, the Nominating and Corporate Governance Committee has not, at this time, put in place a formal policy with regard to such procedures. This is because procedures are set forth in our Bye-laws which permit shareholders to submit recommendations for Board candidates. The Board believes that it is appropriate for Aircastle not to have a specific policy since shareholders are always free to submit recommendations for Board candidates, simply by following the procedures set forth in our Bye-laws, as described below.

Shareholders wishing to recommend a director candidate to the Chairman of the Nominating and Corporate Governance Committee for its consideration should write to the Secretary, Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902. Recommendations must be received no later than December 2, 2008 to be considered for inclusion in the proxy statement for the 2009 Annual General Meeting of Shareholders. All recommendations meeting the minimum requirements set forth in the Corporate Governance Guidelines will be referred to the Chairperson of the Nominating and Corporate Governance Committee. Such letters of recommendation must include the address and number of shares owned by the nominating shareholder, the recommended individual’s name and address, and a description of the recommended individual’s background and qualifications. A signed statement from the recommended individual must accompany the letter of recommendation indicating that he or she consents to being considered as a candidate and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director of the Company. In addition, the notice must also include any other information relating to the shareholder or to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), and the rules and regulations thereunder.

In addition, our Bye-laws allow shareholders to propose or nominate a candidate for election as a director. Such proposal or nomination must be made in accordance with the procedures and time-limits set out in the Bye-laws of the Company.

A person must own Common Shares on the date that he or she sends the notice to Aircastle under the procedures above for the nomination to be valid under our Bye-laws. Provided that the required biographical and background material described above is provided for candidates properly recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board. If the Chairman of the Board determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

DIRECTOR COMPENSATION

Each of Messrs. Allen, Hacker, Kukral, Merriman and Ueberroth, receive an annual fee of $30,000. In addition, an annual fee of $5,000 is paid to the chairs of each of the Audit, Compensation and Nominating and Corporate Governance Committees.

Fees to independent directors may be paid by issuance of Common Shares, based on the value of such common shares at the date of issuance, rather than in cash, provided that any such issuance does not prevent such director from being determined to be an Independent Director and such shares are granted pursuant to a shareholder-approved plan or the issuance is otherwise exempt from any applicable stock exchange listing requirement. Affiliated directors, however, will not be separately compensated by us. All members of the Board will be reimbursed for reasonable costs and expenses incurred in attending meetings of the Board or otherwise incurred in connection with carrying out their duties as directors.

Except as otherwise provided by the plan administrator of the Amended and Restated Aircastle Limited 2005 Equity Incentive Plan (the ‘‘Plan’’), on the first business day after each annual general meeting of the Company during the term of the Plan, each of our independent directors who is serving following such annual general meeting will automatically be granted under the Plan a number of our Common Shares having a fair market value of $15,000 as of the date of grant; however, those of our directors who were granted the restricted Common Shares described below in connection with our initial public offering will not be eligible to receive these automatic annual grants.

Messrs. Ueberroth, Allen, Hacker, Kukral and Merriman each received a restricted share grant of 13,043 shares under the Plan on August 8, 2006, in connection with our initial public offering. One-third

(1/3) of each director’s restricted shares vested on December 31, 2007. The remaining restricted shares will vest in two equal installments on the last day of our fiscal years 2008 and 2009, provided the director is still serving as of the applicable date.

The table below sets forth certain information concerning the compensation earned in 2007 by our directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		All Other Compensation ($)	Total ($)
Wesley R. Edens	—		—		—	—
Joseph P. Adams, Jr.	—		—		—	—
Peter V. Ueberroth	30,000		87,802	(2)	28,531(3)	146,333
Ronald W. Allen	35,000	(1)	87,802	(2)	28,531(3)	151,333
Douglas A. Hacker	30,000		87,802	(2)	28,531(3)	146,333
John Z. Kukral	35,000	(1)	87,802	(2)	28,531(3)	151,333
Ronald L. Merriman	35,000	(1)	87,802	(2)	28,531(3)	151,333

(1)	Amount includes $30,000 in director fees and $5,000 in committee chairman fees received for service as a director and Audit Committee, Compensation Committee and Nominating and Corporate Governance chairman.
(2)	Fair value of the award to each of the indicated directors at the grant date of August 8, 2006, was $299,989. At fiscal year end, immediately after the December 31, 2007 vesting, there were an aggregate 8,696 restricted shares outstanding with respect to each of the indicated directors.
(3)	The reported amount for each of the indicated directors comprised dividend payments on unvested restricted Common Shares.

OWNERSHIP OF THE COMPANY’S COMMON SHARES

Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Forms 4 and 5. Such officers, directors and greater-than-ten percent shareholders are also required by the SEC to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to all of its reporting persons were complied with during the fiscal year ended December 31, 2007.

Security Ownership of Certain Beneficial Owners and Management.    The following table sets forth, as of March 24, 2008, the total number of Common Shares beneficially owned, and the percent so owned, by (i) each person known by us to be the beneficial owner of more than five percent of our Common Shares, (ii) each of our directors and named executive officers and (iii) all directors and executive officers as a group. The percentage of beneficial ownership of our Common Shares is based on 78,559,976 Common Shares outstanding as of that date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent(3)
Executive Officers and Directors(4)
Wesley R. Edens(5)	30,560,877	38.9%
Ron Wainshal	359,540	*
Michael Inglese	179,230	*
David Walton	110,173	*
Michael Platt	107,718	*
Joseph Schreiner	86,009	*
Joseph P. Adams, Jr.	17,500	*
Ronald W. Allen	26,643	*
Douglas A. Hacker	35,043	*
John Z. Kukral	103,943	*
Ronald L. Merriman	16,052	*
Peter V. Ueberroth	211,552	*
All directors and executive officers as a group (15 persons)	31,859,901	40.6%
5% Shareholders
Fortress Investment Group LLC(6)	29,560,877	37.6%
Wellington Management Company, LLP(7)	7,071,472	9.0%
Fir Tree Inc. (8)	4,874,365	6.2%

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common shares subject to options or warrants currently exercisable or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.
(2)	Consists of Common Shares held, including restricted shares, shares underlying share options exercisable within 60 days and shares underlying warrants exercisable within 60 days.
(3)	Percentage amount assumes the exercise by such persons of all options and warrants exercisable within 60 days to acquire common shares and no exercise of options or warrants by any other person.
(4)	The address of each officer or director listed in the table above is: c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902.

(5)	By virtue of his voting interests in Fortress, Wesley R. Edens, our Chairman of the Board, may be deemed to beneficially own the shares shown in this table as beneficially owned by Fortress. In addition, DBO AYR SP LLC (‘‘DBO AYR’’) owns 5.4% of DBO AC LLC. DBSO PSP LLC (‘‘DBSO PSP’’) owns 84.83% of DBO AYR. Mr. Edens is a member of DBSO PSP and may be deemed to beneficially own a portion of the Common Shares described in Footnote 6 below held by DBO AC LLC in his personal capacity and not by virtue of beneficial ownership by Fortress or its affiliates. Mr. Edens disclaims beneficial ownership of all of the shares described in this footnote except to the extent of his pecuniary interest therein and the inclusion of such shares in this table shall not be deemed to be an admission of beneficial ownership of any of such shares for purposes of Section 16 of the Exchange Act or otherwise.
(6)	Includes 7,329,161 shares held by Fortress Investment Fund III LP, 6,266,558 shares held by Fortress Investment Fund III (Fund B) LP, 1,310,392 shares held by Fortress Investment Fund III (Fund C) LP, 3,007,625 shares held by Fortress Investment Fund III (Fund D) L.P., 211,265 shares held by Fortress Investment Fund III (Fund E) L.P., 616,255 shares held by Fortress Investment Fund III (Coinvestment Fund A) LP, 1,210,715 shares held by Fortress Investment Fund III (Coinvestment Fund B) LP, 311,825 shares held by Fortress Investment Fund III (Coinvestment Fund C) LP, 1,486,206 shares held by Fortress Investment Fund III (Coinvestment Fund D) L.P., 2,718,750 shares held by DBD AC LLC, 906,250 shares held by DBO AC LLC, 3,625,000 shares held by Drawbridge Global Macro Master Fund Ltd, 50,875 shares held by Fortress Partners Offshore Securities LLC, 235,000 shares held by Fortress Partners Fund LP and 253,000 shares held by Fortress Partners Securities LLC. Fortress Fund III GP LLC (‘‘FF III GP LLC’’) is the general partner, and FIG LLC is the investment advisor, of each of Fortress Investment Fund III LP, Fortress Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP, Fortress Investment Fund III (Fund D) L.P., Fortress Investment Fund III (Fund E) L.P., Fortress Investment Fund III (Coinvestment Fund A) LP, Fortress Investment Fund III (Coinvestment Fund B) LP, Fortress Investment Fund III (Coinvestment Fund C) LP, and Fortress Investment Fund III (Coinvestment Fund D) L.P. The sole managing member of FF III GP LLC is Fortress Investment Fund GP (Holdings) LLC. The sole managing member of Fortress Investment Fund GP (Holdings) LLC is Fortress Operating Entity II LP (‘‘FOE II’’). Fortress Operating Entity I LP (‘‘FOE I’’) is the sole managing member of FIG LLC. FIG Corp. is the general partner of each of FOE I and FOE II, and FIG Corp. is wholly-owned by Fortress. DBD AC LLC and Drawbridge DSO Securities LLC are each wholly-owned by Drawbridge Special Opportunities Fund LP. Drawbridge Special Opportunities GP LLC is the general partner of Drawbridge Special Opportunities Fund LP. Fortress Principal Investment Holdings IV LLC (‘‘FPIH IV’’) is the sole managing member of Drawbridge Special Opportunities GP LLC. Drawbridge Special Opportunities Advisors LLC (‘‘DSOA’’) is the investment advisor of Drawbridge Special Opportunities Fund LP. FIG LLC is the sole managing member of DSOA, and FOE I is the sole managing member of FIG LLC and FPIH IV. FIG Corp. is the general partner of FOE I, and FIG Corp. is wholly-owned by Fortress. Drawbridge Special Opportunities Fund Ltd. owns approximately 94.6% of DBO AC LLC and 100% of Drawbridge OSO Securities LLC. DSOA is the investment advisor of Drawbridge Special Opportunities Fund Ltd. FIG LLC is the sole managing member of DSOA, and FOE I is the sole managing member of FIG LLC. FIG Corp. is the general partner of FOE I, and FIG Corp. is wholly-owned by Fortress. Drawbridge Global Macro Master Fund Ltd. is wholly-owned by Drawbridge Global Macro Intermediate Fund LP (‘‘Global Macro Intermediate’’) and Drawbridge Global Macro Fund LP (‘‘Global Macro LP’’). Drawbridge Global Macro GP LLC (‘‘Global Macro GP’’) is the general partner of Global Macro LP. Drawbridge Global Macro Fund Ltd. (‘‘Global Macro Ltd’’) is the sole limited partner of Global Macro Intermediate. DBGM Associates LLC is the general partner of Global Macro Intermediate. Principal Holdings I LP is the sole managing member of DBGM Associates LLC. FIG Asset Co. LLC is the general partner of Principal Holdings I LP. Drawbridge Global Macro Advisors LLC (‘‘Global Macro Advisors’’) is the investment advisor of each of Global Macro Intermediate, Global Macro LP, Global Macro Ltd and Drawbridge Global Macro Master Fund Ltd. FIG LLC is the sole managing member of Global Macro Advisors. FOE I is the sole managing member of FIG LLC. FOE II is the sole managing member of Global Macro GP. FIG Corp. is the general partner of FOE I and FOE II. FIG Corp. and FIG Asset

Co. LLC are wholly-owned by Fortress. Fortress Partners Master Fund L.P. is the sole managing member of Fortress Partners Offshore Securities LLC. Fortress Partners Offshore Master GP LLC (‘‘FPOM’’) is the general partner of Fortress Partners Master Fund L.P. FOE II is the sole managing member of FPOM. FIG Corp. is the general partner of FOE II. FIG Corp. is a wholly-owned subsidiary of Fortress. Fortress Partners Fund LP is the sole managing member of Fortress Partners Securities LLC. Fortress Partners GP LLC is the general partner of Fortress Partners Fund LP. FPIH IV is the sole managing member of Fortress Partners GP LLC. Fortress Partners Advisors LLC (‘‘FPA’’) is the investment advisor of Fortress Partners Fund LP. FIG LLC is the sole managing member of FPA. FOE I is the sole managing member of FIG LLC and FPIH IV. FIG Corp. is the general partner of FOE I. FIG Corp. is a wholly-owned subsidiary of Fortress. The address of Fortress is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. The address of the other entities listed above is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.
(7)	Information regarding Wellington Management Company, LLP (‘‘Wellington’’) is based solely upon a Schedule 13G filed by Wellington with the SEC on February 14, 2008, which indicates that Wellington held shared voting power over 6,262,772 shares and shared dispositive power over 7,071,472 shares. The address of Wellington is 75 State Street, Boston, MA 02109.
(8)	Information regarding Fir Tree Inc. (‘‘Fir Tree’’) is based solely upon a Schedule 13G filed by Fir Tree with the SEC on March 3, 2008, which indicates that Fir Tree held shared voting power and shared dispositive power over 4,874,365 shares. The address for Fir Tree is 505 Fifth Avenue, 23rd Floor, New York, NY 10017.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our primary executive compensation goals are to attract, motivate and retain the most talented and dedicated executives and to align annual and long-term executive incentives with enhancing shareholder value. To achieve these goals we implement and maintain compensation plans that are intended to:

•	Balance short-term and long-term goals by delivering a substantial portion of total executive officer compensation through restricted share grants.

•	Deliver a mix of fixed and at-risk compensation, with restricted share grants vesting over a period of time.

•	Through restricted share grants, tie a substantial portion of the overall compensation of executive officers to the dividends we pay to our shareholders.

The Compensation Committee evaluates individual executive performance with a goal of setting overall compensation at levels that the Compensation Committee believes are appropriate in view of our performance, including significant investment and capital raising, and in view of the individual performance of the executive. In addition, the Compensation Committee believes that the mix and level of compensation for an executive should reflect the importance of the executive to the Company’s success, the responsibilities of the executive within the Company, competition for the executive’s talent and relative levels of compensation for other executives at the Company.

We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation, although the Compensation Committee may elect in the future to retain a compensation consultant if it determines that doing so would assist it in implementing and maintaining compensation plans.

Elements Of Compensation

Our executive compensation consists of the following six elements:

•	a base salary;

•	discretionary cash bonus and restricted share bonus grants;

•	special restricted share grants;

•	dividends;

•	severance benefits; and

•	other compensation.

These elements, in combination, are intended to promote the goals described above. Base salary provides a minimum level of compensation that assists in our efforts to attract and retain talented executives. Discretionary cash bonuses and restricted share bonus grants reflect our performance and reward achievement of executive performance objectives. Restricted share bonus grants, special restricted share grants and dividends align executive compensation with enhancing shareholder value. For senior executives, including our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers during 2007 (our ‘‘named executive officers’’), we believe that restricted share grants should comprise a higher percentage of total compensation than for less senior executives, because these elements of compensation are more closely related to the objective of enhancing shareholder value and the performance of the named executive officers can most directly bring about that enhancement. Severance benefits are typically negotiated with an executive as part of the process of recruiting that executive and are often an important part of the package offered to an executive to attract him or her to join Aircastle.

In making individual compensation decision, the Compensation Committee considers the total compensation awarded to the relevant executive, including all elements of compensation and including any applicable terms of an executive’s employment letter. The Compensation Committee determines the compensation of the Chief Executive Officer, and is assisted in this determination by reviewing his performance with other members of the Board, including the Deputy Chairman. In making determinations regarding the compensation for other senior executives, the Compensation Committee considers the recommendations of the Chief Executive Officer and, where appropriate, input from the Deputy Chairman. The Compensation Committee also reviews the annual self-appraisal reports of the senior executives, and the manager performance review reports, that are produced each year as part of our annual employee evaluation process. For the senior executives, these reports include an analysis of the goals set for the preceding year, whether and how those goals were met, and whether that executive’s performance met the Company’s ethical standards, and outline the goals for the coming year. The Compensation Committee also meets with certain of the named executive officers to discuss the performance of the senior executives that report to them.

The Chief Executive Officer makes compensation recommendations for senior executive officers other than himself. In making these recommendations, the Chief Executive Officer evaluates the performance of the senior executives, their responsibilities, their compensation relative to other senior executives within the Company and publicly available information regarding the competitive market for talent. Management provides to the Compensation Committee a summary of each senior executive’s compensation at the Company during prior years, to allow the Compensation Committee to compare to prior periods the mix and level of compensation being considered for each senior executive.

Base Salary.    Base salaries are intended to provide fixed compensation to a person that reflects his or her responsibilities, experience, value to the Company and demonstrated performance, and that takes into account, where applicable, the compensation levels from recent prior employment and the current market environment. Base salaries are reviewed annually and are adjusted from time to time in view of individual responsibilities, performance, publicly available market information, perceived competitiveness of the market for the relevant executive and his or her salary history at the Company. The Compensation Committee intends to conduct annual salary reviews in December of each year. None of our named executive officers received a base salary increase for 2008 at the Compensation Committee’s December 2007 salary review, in part because three of the five named executive officers received salary increases at the Compensation Committee’s December 2006 salary review, and the remaining two named executive officers joined us in 2007.

Discretionary Cash Bonus and Restricted Share Bonus Grants.    The Compensation Committee has the authority to award discretionary annual bonuses to our executive officers in the form of cash and/or restricted share grants or other share-based awards. The annual incentive bonuses are intended to compensate officers for individual performance achievements and for achieving important goals and objectives, including those set out in his or her performance review from the prior year. In addition to individual performance, determination of an officer’s achievements generally takes into account such factors as our overall financial performance, quality and amount of new investments, enhancing our dividend paying capability and improving our operations. Bonus levels vary depending on the individual executive and are not formulaic, but instead are based upon a subjective evaluation of performance and the recommendations of the Chief Executive Officer, except in the case of his own bonus determination. The Compensation Committee intends to make annual discretionary bonus determinations in December of each year.

In December 2007, the Compensation Committee found the following factors significant in determining the amounts of the discretionary annual bonuses for 2007:

•	Mr. Wainshal led a variety of accomplishments for the Company in 2007, including significant and profitable asset growth, completion of a second securitization financing and two follow-on equity offerings, successful completion of the Company’s first new Airbus aircraft order and leadership of the Company’s execution of its business plan for 2007.

•	Mr. Inglese took on a leading role in the Company’s capital-raising efforts, continuing to build upon the Company’s financial reporting and accounting processes and capabilities, adding key personnel to the Company’s finance team, and had a key role in enhancing the Company’s financial reporting, business planning and modeling functions.

•	Mr. Platt assumed overall responsibility for the Company’s acquisition and placement efforts, brought his considerable market knowledge and relationships to bear for the Company’s benefit, and took a leading role in the Company’s negotiation of its Airbus A330-200F airframe and engine contracts.

•	Mr. Walton oversaw all legal aspects of the Company’s financing, acquisition and leasing efforts, including a 38-aircraft acquisition transaction, and led the Company’s asset management function.

•	Mr. Schreiner managed a variety of technical projects in support of the Company’s acquisition, leasing and financing efforts, continued to build a solid technical team, and supported a number of new initiatives for the Company, including its first new aircraft order and its first direct freighter conversion program.

Discretionary annual bonuses are paid in a combination of cash and restricted share grants or other share-based awards vesting over a three-year period, in each case in amounts reviewed and approved by the Compensation Committee. The purpose for providing a portion of the bonus in share grants or share-based awards is to align compensation for senior executive officers with the interests of the Company by rewarding creation of shareholder value.

Cash bonuses are ordinarily paid in a single installment in January of the year following determination, and bonus restricted share grants or other share-based awards would ordinarily be made in December immediately following determination by the Compensation Committee. At its December 2007 meeting, the Compensation Committee determined that, for the senior executives, generally the first $100,000 of value of the discretionary bonus should consist of cash and approximately 40% of any amounts in excess of the first $100,000 in value should consist of restricted share grants, with the remainder being paid in cash. Bonus restricted share grants made by the Compensation Committee in December 2006 and December 2007 were made under the Amended and Restated Aircastle Limited 2005 Equity Incentive Plan (the ‘‘Plan’’), and vest in one-third increments on the second, third and fourth January 1 following the date of grant.

The Compensation Committee has reviewed the provisions of Section 162(m) of the Internal Revenue Code, relating to the $1 million deduction cap for certain executive compensation. Section 162(m) has been taken into account as one of the factors considered in establishing executive compensation. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote various corporate goals, the Compensation Committee has not at this time adopted a policy that all compensation must be deductible.

The Compensation Committee has not determined the allocation between cash and restricted share grants for any discretionary bonuses to executive officers for 2008.

Special Restricted Share Grants.    The Compensation Committee has the authority to award restricted share grants or other share-based awards. These awards would be made only to certain executives, reflecting exceptional performance, to provide additional retention benefits and performance incentives through additional restricted share ownership, further aligning compensation for the relevant officers with the interests of the Company by rewarding creation of shareholder value. Special restricted share grants typically vest over a longer period of time than bonus grants, with vesting typically being weighted toward the end of the vesting period, to enhance the retention benefits of the grants and to reward the creation of longer-term shareholder value. Special restricted share grants made in December 2006 and December 2007 vest over approximately a five-year period, in 10%/15%/25%/25%/25% installments on the second, third, fourth, fifth and sixth January 1 following the date of grant.

In December 2007, the Compensation Committee determined, in the case of Mr. Wainshal, and concurred with Mr. Wainshal’s conclusions, in the case of the other relevant named executive officers, that special restricted share grants were warranted in view of:

•	Mr. Wainshal’s leadership of the Company’s significant and profitable asset growth and his role in sourcing and negotiating the Company’s single largest aircraft acquisition transaction.

•	Mr. Inglese’s strong performance in connection with the Company’s capital-raising efforts and his leadership role in continuing to build the Company’s finance team.

•	Mr. Platt’s leadership of the Company’s successful acquisition and leasing efforts in 2007.

The Compensation Committee has not determined whether any special restricted share grants will be made to executive officers in December 2008.

Special restricted share grants, as well as bonus share grants, are typically made by the Compensation Committee on dates the Compensation Committee meets. Compensation Committee meetings are normally scheduled well in advance and, in any case, are not scheduled with reference to announcements of material information regarding the Company.

Dividends.    A key component of our executive compensation consists of dividends paid on restricted shares, whether such shares are vested or unvested. Under the Plan, restricted shares pay dividends prior to vesting, and because growing our dividends per share over time is an important goal for us, we believe that payment of dividends on vested and unvested shares aligns the interests of our executives with the interests of our shareholders.

Severance Benefits.    We have entered into employment letters and restricted share grant letters with our executive officers which provide severance benefits to such officers or vest restricted shares in the circumstances described in greater detail below in the section entitled ‘‘Potential Payments Upon Termination or Change in Control.’’ Severance and change in control benefits are an essential element of our executive compensation and assist us in recruiting and retaining talented executives in a competitive market and are typically required in order to permit the Company to attract a prospective executive to leave his or her current employment and join the Company.

Other Compensation.    All of our executive officers are eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all employees and do not discriminate in favor of executive officers. Certain of our executive officers were paid relocation bonuses, reimbursed for legal costs associated with negotiating employment letters and/or reimbursed for commuting expenses. We do not view perquisites as a significant element of our comprehensive compensation structure.

Summary Of Compensation

The table below sets forth information regarding 2006 and 2007 compensation for our named executive officers:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)*		All Other Compensation ($)(1)	Total ($)
Ron Wainshal Principal Executive Officer	2007	325,000	490,000	680,488		531,675	2,027,163
	2006	200,000	380,000	565,331		583,282	1,728,613
Michael Inglese(2) Principal Financial Officer	2007	215,000	450,000	708,415		169,110	1,542,525
Michael Platt(3) Chief Investment Officer	2007	265,962	500,000	624,056		194,311	1,584,329
David Walton Chief Operating Officer, General Counsel and Secretary	2007	300,000	400,000	371,766		186,924	1,258,690
	2006	200,000	305,000	236,774		163,299	905,073
Joseph Schreiner Executive Vice President, Technical	2007	250,000	235,000	417,297		274,307	1,176,604
	2006	200,000	180,000	667,068		427,552	1,474,620
Mark Zeidman Former Principal Financial Officer	2007	108,077	—	1,486,667	(4)	66,970	1,661,714
	2006	200,000	550,000	1,100,000		379,613	2,229,613

(1)	The following reported amount was a reimbursement of commuting expenses and tax gross-up related to the reimbursement of commuting expenses for Mr. Schreiner – $172,260. The following reported amount was a reimbursement for relocation expenses for Mr. Platt – $32,604. The following reported amounts were dividend payments on unvested restricted Common Shares for each named executive officer: Mr. Wainshal – $522,090, Mr. Inglese – $168,750, Mr. Platt – $157,500, Mr. Walton – $177,384, Mr. Schreiner – $92,597 and Mr. Zeidman – $57,812.
(2)	Compensation for Mr. Inglese is provided only for 2007 because he was hired and became our Principal Financial Officer in April 2007.
(3)	Compensation for Mr. Platt is provided only for 2007 because he was hired and became our Chief Investment Officer in February 2007.
(4)	Pursuant to Mr. Zeidman’s restricted share agreement, described in the section of this proxy statement entitled ‘‘Potential Payments Upon Termination or Change in Control,’’ upon a termination of his employment by the Company without ‘‘cause’’ (as defined in the Plan), the restricted shares which were due to vest at the next vesting date under the agreement would immediately vest; however, the Compensation Committee determined at a meeting in April 2007, and his separation agreement provided, that upon Mr. Zeidman’s resignation in April 2007 all of his then unvested shares would vest upon termination of his employment.
*	For a summary of the assumptions made in the valuation of the restricted share awards please see footnote 8 to our audited financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K for the year ended December 31, 2007.

Grants Of Plan-Based Awards

The following table sets forth information regarding restricted share grants to our named executive officers in 2007 under the Plan:

GRANTS OF PLAN-BASED AWARDS

		All Stock Awards:
Name	Grant Date	Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards ($)
Ron Wainshal	12/17/07	10,200	(1)	256,122	(a)
	12/17/07	39,185	(2)	983,935	(a)
Michael Inglese	4/12/07	135,000	(3)	4,684,500	(b)
	12/17/07	13,715	(2)	344,384	(a)
Michael Platt	2/12/07	100,000	(3)	3,395,000	(c)
	12/17/07	3,918	(2)	98,381	(a)
David Walton	12/17/07	7,850	(1)	197,114	(a)
Joseph Schreiner	12/17/07	3,550	(1)	89,141	(a)
Mark Zeidman(4)	—	—		—

(1)	Bonus restricted shares vest in one-third increments each January 1, commencing with January 1, 2009.
(2)	Restricted shares vest 10%, 15%, 25%, 25% and 25% increments each January 1, commencing January 1, 2009.
(3)	Restricted shares vest 10%, 15%, 25%, 25% and 25% increments each January 1, commencing January 1, 2008.
(4)	Mr. Zeidman resigned as Principal Financial Officer of the Company in April 2007.
(a)	Fair value per share at grant date was $25.11.
(b)	Fair value per share at grant date was $34.70.
(c)	Fair value per share at grant date was $ 33.95.

Restricted Share Provisions

Change in Control.    Subject to applicable law, in the event of a change in control (as defined below), certain other corporate transactions, changes in corporate structure, special dividends and similar corporate events, the plan administrator has discretion to cancel outstanding awards (except fully vested restricted shares, deferred shares and performance shares) in exchange for payment in cash or other property. Unless otherwise determined by the plan administrator and evidenced in an award agreement, if a change in control transaction occurs that includes a continuation, assumption or substitution with respect to share options and other awards under the Plan, and a plan participant’s employment is terminated by the employer other than for cause within the 12 months following the change in control, and, in the case of participants who are entitled to receive severance under an employment agreement upon termination by the participant for good reason (as defined in the participant’s employment agreement), upon such a termination for good reason within the 12 months following a change in control, then the participant’s outstanding and unvested options will become fully vested and exercisable as of the date of such termination and the restrictions will lapse (or performance goals will be deemed to be achieved) with respect to the shares covered by any other award. The term ‘‘change in control’’ generally means: (i) any person or entity (other than (a) an affiliate of Fortress or any managing director, general partner, director, limited partner, officer or employee of any such affiliate of Fortress or (b) any investment fund or other entity managed directly or indirectly by Fortress or any general partner, limited partner, managing member or person occupying a similar role of or with respect to any such fund or entity) becoming the beneficial owner of our securities representing 50% or more of our then outstanding voting power; (ii) a change in the majority of the membership of the board of directors without approval of two-thirds of the directors who constituted the board of directors on January 17, 2006, or whose election was previously so approved; (iii) the consummation of an amalgamation or a merger of Aircastle or any subsidiary of ours with any other corporation, other than an amalgamation or merger immediately following which our board of directors immediately prior to the amalgamation or merger constitute at least a majority of the board of directors of the company surviving or continuing after an amalgamation or merger or, if the surviving company is a subsidiary, the ultimate parent; or (iv) our shareholders approve a plan of complete liquidation or dissolution of Aircastle or there is consummated an agreement for the sale or disposition of all or substantially all of our assets, other than (a) a sale of such assets to an entity, at least 50% of the voting power of which is held by our shareholders following the transaction in substantially the same proportions as their ownership of Aircastle immediately prior to the transaction or (b) a sale or disposition of such assets immediately following which our board of directors immediately prior to such sale constitute at least a majority of the board of directors of the entity to which the assets are sold or disposed, or, if that entity is a subsidiary, the ultimate parent thereof.

Rights of Participants.    Participants with restricted common shares generally have all of the rights of a shareholder, including the right to vote the shares and the right to receive dividends at the same rate paid to other holders of common shares. Subject to the provisions of the Plan and applicable award agreement, the plan administrator has sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including, but not limited to, the attainment of certain performance goals, a participant’s termination of employment or service or a participant’s death or disability.

Adjustments.    In the event of a merger, amalgamation, consolidation, reorganization, recapitalization, bonus issue, share dividend or other change in corporate structure affecting the common shares, the plan administrator may, subject to certain limitations, make an equitable substitution or proportionate adjustment in, among other things, the kind, number and purchase price of common shares subject to outstanding awards of restricted shares or other share-based awards granted under the Plan. In addition, the plan administrator, in its discretion, may terminate all awards (other than fully vested restricted shares, deferred shares and performance shares) with the payment of cash or in-kind consideration.

Repurchase of Shares for Withholding Taxes upon Vesting.    The Plan gives the plan administrator the authority to permit a participant to satisfy any federal, state or local withholding taxes due upon vesting of restricted shares by electing to have the Company repurchase a sufficient number of Common Shares, at ‘‘Fair Market Value’’, as defined in the Plan, on the day of vesting. In February 2007, two executive officers, Mr. Zeidman and Mr. Wainshal, made such an election of a sufficient number of shares vesting in March 2007 and May 2007 and the plan administrator granted its approval to such elections. Additionally, in December 2007, two directors, Mr. Merriman and Mr. Ueberroth, made such an election of a sufficient number of shares and the plan administrator granted its approval to such elections.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table summarizes the unvested portion of the restricted share grants of our named executive officers under the Plan, as of December 31, 2007:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Ron Wainshal	270,055	(2)	7,110,548
Michael Inglese	148,715	(3)	3,915,666
Michael Platt	103,918	(4)	2,736,161
David Walton	88,940	(5)	2,341,790
Joseph Schreiner	45,880	(6)	1,208,020
Mark Zeidman	—		—

(1)	Valued at a Common Share price of $26.33, the reported closing price for our Common Shares on the NYSE on December 31, 2007, the last trading day of 2007.
(2)	210,000 restricted shares vest in 70,000, 70,000 and 70,000 increments each May 17, commencing with May 17, 2008. 60,055 restricted shares vest in 3,557, 10,876, 12,834, 13,196, 9,796 and 9,796 increments each January 1, commencing January 1, 2008.
(3)	148,715 restricted shares vest in 13,500, 21,622, 35,807, 37,179, 37,179 and 3,428 increments each January 1, commencing January 1, 2008.
(4)	103,918 restricted shares vest in 10,000, 16,306, 26,306, 26,306 and 25,000 increments each January 1, commencing January 1, 2008.
(5)	88,940 restricted shares vest in 21,473, 25,756, 26,592, 6,785, 4,167 and 4,167 increments each January 1, commencing January 1, 2008.
(6)	45,880 restricted shares vest in 16,333, 18,349, 3,767, 3,267, 2,082 and 2,082 increments each January 1, commencing January 1, 2008.

The following table summarizes the fully vested portion of the restricted share grants of our named executive officers under the Plan, as of December 31, 2007:

STOCK VESTED

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ron Wainshal	42,000	1,511,160	(1)
Michael Inglese	—	—
Michael Platt	—	—
David Walton	11,250	331,875	(2)
Joseph Schreiner	30,000	885,000	(2)
Mark Zeidman	50,000	1,670,000	(3)

(1)	Fair value per share at vesting date was $35.98.
(2)	Fair Value per share at vesting date was $29.50.
(3)	Fair value per share at vesting date was $33.40.

Pension Benefits

None of our named executive officers participates in, or has any accrued benefits under qualified or non-qualified defined benefit plans sponsored by us. The Compensation Committee may elect to adopt qualified or non-qualified defined benefit plans in the future if the Compensation Committee determines that doing so is in the Company’s best interests.

Nonqualified Deferred Compensation

None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. The Compensation Committee may elect to adopt non-qualified defined contribution plans or other nonqualified deferred compensation plans in the future if the Compensation Committee determines that doing so is in the Company’s best interests.

Potential Payments Upon Termination Or Change In Control

The following table and summary set forth potential amounts payable to our named executive officers upon termination of employment or a change in control. The Compensation Committee may in its discretion revise, amend or add to the benefits if it deems such action advisable. The table below reflects amounts payable to our named executive officers assuming termination of employment on December 31, 2007, with equity-based amounts, valued at a common share price of $26.33, the reported closing price for our Common Shares on the NYSE on December 31, 2007, the last trading day of 2007:

Circumstances of Termination

Name/Benefit	Voluntary resignation by executive ($)	Termination by us for cause ($)	Termination by us without cause ($)	Termination by us without cause following change in control ($)	Termination by executive for good reason ($)	Normal retirement ($)	Disability ($)	Death ($)
Ron Wainshal Salary	—	—	162,500	162,500	—	—	—	—
Other Lump sum payment	—	—	200,000	200,000	—	—	—	—
Vacation	27,083	27,083	27,083	27,083	27,083	27,083	27,083	27,083
Market Value of Accelerated Vesting of Restricted Shares	—	—	2,858,306	7,110,548	2,858,306	—	—	—
Michael Inglese Salary	—	—	300,000	300,000	—	—	—	—
Other Lump sum payment	—	—	—	—	—	—	—	—
Vacation	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000
Market Value of Accelerated Vesting of Restricted Shares	—	—	355,455	3,915,666	—	—	—	—
Michael Platt Salary	—	—	—	—	—	—	—	—
Other Lump sum payment	—	—	750,000	750,000	—	—	—	—
Vacation	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000
Market Value of Accelerated Vesting of Restricted Shares	—	—	263,300	2,736,161	—	—	—	—
David Walton Salary	—	—	300,000	300,000	—	—	—	—
Other Lump sum payment	—	—	—	—	—	—	—	—
Vacation	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000
Market Value of Accelerated Vesting of Restricted Shares	—	—	565,384	2,341,790	—	—	—	—
Joseph Schreiner Salary	—	—	—	—	—	—	—	—
Other Lump sum payment	—	—	—	—	—	—	—	—
Vacation	20,833	20,833	20,833	20,833	20,833	20,833	20,833	20,833
Market Value of Accelerated Vesting of Restricted Shares	—	—	430,048	1,208,020	—	—	—	—

Through our subsidiary, Aircastle Advisor LLC, we have letter agreements with our named executive officers which set forth certain terms and conditions of their employment relating to termination and termination payments. These employment letters provide that each named executive officer is employed ‘‘at will’’ and may be terminated at any time and for whatever reason by either us or him.

Ron Wainshal’s employment letter provides that if we terminate him without ‘‘cause’’ or he terminates his employment for ‘‘good reason’’ (as such terms are defined in the letter), we will pay him an amount equal to one-half of his base salary at the time of the termination plus $200,000. Mr. Wainshal agreed not to compete with us during his employment, and, if we terminate his employment with ‘‘cause’’ or he terminates his employment other than for ‘‘good reason,’’ he must not compete with us for six months after termination as to any aircraft leasing and/or aircraft finance business. Mr. Wainshal has also agreed that, through the end of the one year period following his termination of employment, he will not solicit or encourage any of our then current employees or independent contractors to leave the employment or other service of the Company or hire any employee or independent contractor who has left the employment or other service of the Company within the one year period following Mr. Wainshal’s termination of employment. Pursuant to Mr. Wainshal’s restricted share agreement, if we terminate his employment without ‘‘cause’’ or he terminates his employment for ‘‘good reason’’, 50% of the restricted shares that are unvested as of the date of termination (if any) will immediately vest, and if such a termination occurs within 12 months following a change in control of the Company (as defined in the Plan), all of the restricted shares that are unvested as of the termination will immediately vest.

Michael Inglese’s employment letter provides that if we terminate him without ‘‘cause’’ or he terminates his employment for ‘‘good reason’’ (as such terms are defined in the letter), we will pay him an amount equal to his base salary at the time of the termination. Mr. Inglese also agreed not to compete with us during his employment, and, if we terminate his employment with ‘‘cause’’ or he terminates his employment other than for ‘‘good reason,’’ he must not compete with us for six months after termination. Mr. Inglese has also agreed that through the end of the six-month period following his termination of employment, he will not solicit or encourage any of our then current employees or independent contractors to leave the employment or other service of the Company. Pursuant to Mr. Inglese’s restricted share agreement, if we terminate his employment without ‘‘cause’’ or he terminates his employment for ‘‘good reason,’’ the restricted shares which are due to vest at the next vesting date under the agreement will immediately vest, and if a termination without ‘‘cause’’ occurs within 12 months following a change in control of the Company (as defined in the Plan), all of the restricted shares that are unvested as of the termination will immediately vest.

Michael Platt’s employment letter provides that if we terminate him without ‘‘cause’’ or he terminates his employment for ‘‘good reason’’ (as such terms are defined in the letter) prior to January 15, 2009, we will pay him $750,000. Mr. Platt agreed not to compete with us during his employment, and, if we terminate his employment with ‘‘cause’’ or he terminates his employment other than for ‘‘good reason,’’ he must not compete with us for six months after termination. Mr. Platt has also agreed that through the end of the six-month period following his termination of employment, he will not solicit or encourage any of our then current employees or independent contractors to leave the employment or other service of the Company. Pursuant to Mr. Platt’s restricted share agreement, if we terminate his employment without ‘‘cause’’ or he terminates his employment for ‘‘good reason,’’ the restricted shares which are due to vest at the next vesting date under the agreement will immediately vest, and if a termination without ‘‘cause’’ occurs within 12 months following a change in control of the Company (as defined in the Plan), all of the restricted shares that are unvested as of the termination will immediately vest.

David Walton’s employment letter provides that, if we terminate him without ‘‘cause’’ (as defined in the letter agreement) prior to December 31, 2007, we will pay him an amount equal to his base salary. Mr. Walton agreed not to compete with us during his employment, and, if we terminate his employment with ‘‘cause’’ or he terminates his employment for any reason, he must not compete with us for three months after termination as to any aircraft leasing and/or aircraft finance business. Mr. Walton has also agreed that through the end of the one year period following his termination of employment, he will not solicit or encourage any of our then current employees or independent contractors to leave the employment or other service of the Company or hire any employee or independent contractor who has left the employment or other service of the Company within the one year period following Mr. Walton’s termination of employment. Pursuant to Mr. Walton’s restricted share agreement, if we terminate his employment without ‘‘cause’’ (as defined in the Plan), the restricted shares which are due to vest at the next vesting date under the agreement will immediately vest, and if such a termination occurs within 12 months following a change in control of the Company (as defined in the Plan), all of the restricted shares that are unvested as of the termination will immediately vest.

Joseph Schreiner’s employment letter provides that he will not compete with us during his employment, and, if we terminate his employment with ‘‘cause’’ (as defined in the letter agreement) or he terminates his employment for any reason, he must not compete with us for six months after termination as to any aircraft leasing and/or aircraft finance business. Mr. Schreiner has also agreed that through the end of the one year period following his termination of employment, he will not solicit or encourage any of our then current employees or independent contractors to leave the employment or other service of the Company or hire any employee or independent contractor who has left the employment or other service of the Company within the one year period following Mr. Schreiner’s termination of employment. In accordance with the restricted share agreement, if we terminate his employment without ‘‘cause’’ (as defined in the Plan), the restricted shares which are due to vest at the next vesting date under the agreement will immediately vest, and if such a termination occurs within 12 months following a change in control of the Company (as defined in the Plan), all of the restricted shares that are unvested as of the termination will immediately vest.

Mark Zeidman’s employment letter and his separation agreement provided that through the end of the one-year period following his termination of employment, he will not solicit or encourage any of our employees or independent contractors to leave the employment or other service of the Company. In addition, Mr. Zeidman agreed that through the end of the eighteen-month period following his termination of employment, he will not intentionally interfere with the Company or Fortress’s relationship with any investor in Aircastle, Fortress or any fund, business or account managed by Fortress or endeavor to entice away any fund, business or account managed by Fortress. Pursuant to Mr. Zeidman’s restricted share agreement, upon a termination of his employment by the Company without ‘‘cause’’ (as defined in the Plan), the restricted shares which were due to vest at the next vesting date under the agreement would immediately vest; however, the Compensation Committee determined, at a meeting in April 2007, and his separation agreement provided, that upon Mr. Zeidman’s resignation in April 2007 all of his then unvested shares would vest upon termination of his employment.

Equity Compensation Plan Information

The table below sets forth certain information as of December 31, 2007, the last day of the fiscal year, for (i) all equity compensation plans previously approved by our shareholders and (ii) all equity compensation plans not previously approved by our shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	2,586,530
Equity compensation plans not approved by security holders	—	—	—
Total			2,586,530

Under the terms of our Plan, the number of shares available for future issuance under the Plan will increase annually each January 1st by 100,000 shares through to and including, January 1, 2016; accordingly, the number of shares available for future issuance automatically increased by 100,000 shares on January 1, 2008.

Compensation Committee Interlocks And Insider Participation

Compensation decisions pertaining to executive officer compensation made prior to the completion of our initial public offering in August 2006, were made by the chairman of our Board, Wesley R. Edens. We have entered into certain transactions with Fortress as described in ‘‘Certain Relationships and Related Party Transactions’’.

Since our initial public offering in August 2006, all compensation decisions pertaining to executive officers were made by the Compensation Committee, which is comprised of John Z. Kukral as chair, Ronald W. Allen and Douglas A. Hacker. Each Compensation Committee member is an Independent Director.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board, which is comprised of three Independent Directors, operates pursuant to a written charter, which was adopted in August 2006 and which is available at http://www.aircastle.com under ‘‘Investors – Corporate Governance’’.

The Compensation Committee is primarily responsible for reviewing, approving and overseeing the Company’s compensation plans and practices, and works with management t to establish the Company’s executive compensation philosophy and programs. The members of the Committee at the end of the 2007 fiscal year were John Z. Kukral (Chair), Ronald W. Allen and Douglas A. Hacker.

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee

John Z. Kukral, Chair
Ronald W. Allen
Douglas A. Hacker

AUDIT COMMITTEE REPORT

The Audit Committee of the Board which is comprised of three Independent Directors operates pursuant to a written charter, which was adopted in August 2006 and which is available at http://www.aircastle.com under ‘‘Investors – Corporate Governance’’.

The Audit Committee reviewed Aircastle’s audited consolidated financial statements as of and for the year ended December 31, 2007 and discussed these financial statements with Aircastle’s management, including a discussion of the quality and the acceptability of the accounting principles, the reasonableness of significant judgments and estimates, and the clarity and completeness of disclosures in the financial statements. Aircastle’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of Aircastle’s financial statements in accordance with the standards of the Public Accounting Oversight Board (United States) and for issuing a report on their audit of the financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee also reviewed and discussed with Ernst & Young LLP the audited financial statements and the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and other matters the Committee deemed appropriate.

Aircastle’s independent registered public accounting firm also provided the Audit Committee with the written letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to Aircastle is compatible with maintaining such auditors’ independence.

Based on its discussions with management and Ernst & Young LLP, and its review of the representations and information provided by management and Ernst & Young LLP, the Audit Committee recommended to Aircastle’s Board of Directors that the audited financial statements be included in Aircastle’s Annual Report on Form 10-K for the year ended December 31, 2007. In addition, the Audit Committee has also recommended, subject to shareholder approval, the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2008.

Respectfully submitted,

The Audit Committee

Ronald L. Merriman, Chair
Ronald W. Allen
Douglas A. Hacker

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of material provisions of certain transactions we have entered into with our executive officers, directors or 5% or greater shareholders. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

Shareholders Agreement

Upon the completion of our initial public offering, we entered into an Amended and Restated Shareholders Agreement, or the Shareholders Agreement, with Fortress Investment Fund III LP, Fortress Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP, Fortress Investment Fund III (Fund D) L.P., Fortress Investment Fund III (Fund E) LP, Fortress Investment Fund III (Coinvestment Fund A) LP, Fortress Investment Fund III (Coinvestment Fund B) LP, Fortress Investment Fund III (Coinvestment Fund C) LP, Fortress Investment Fund III (Coinvestment Fund D) L.P., Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd. and Drawbridge Global Macro Master Fund Ltd., which we refer to, collectively, as the Initial Shareholders.

As discussed further below, the Shareholders Agreement provides certain rights to the Initial Shareholders with respect to the designation of directors for election to our Board as well as registration rights for certain of our securities owned by them.

The Shareholders Agreement provides that the Initial Shareholders and their respective affiliates and permitted transferees will vote or cause to be voted all of our voting shares beneficially owned by each and to take all other reasonably necessary action so that no amendment is made to the Company’s Memorandum of Association or Bye-laws in effect as of the date of the Shareholders Agreement that would add restrictions to the transferability of our shares by an Initial Shareholder or its permitted transferee which are beyond those provided for in our Memorandum of Association, Bye-laws, the Shareholders Agreement or applicable securities laws, or that nullify the rights set out in the Shareholders Agreement of any Initial Shareholder or their permitted transferee unless such amendment is approved by such shareholder.

Designation and Election of Directors

The Shareholders Agreement requires that the Initial Shareholders and their respective affiliates and permitted transferees vote or cause to be voted all of our voting shares beneficially owned by each and to take all other reasonably necessary action so as to elect to our Board so long as the Initial Shareholders beneficially own (i) more than 50% of the voting power of the Company, four directors (or, if the Board consists of eight directors, five directors) designated by FIG Advisors LLC, an affiliate of Fortress, which we refer to as FIG Advisors, or such other party designated by Fortress; (ii) between 25% and 50% of the voting power of the Company, three directors designated by FIG Advisors; (iii) between 10% and 25% of the voting power of the Company, two directors designated by FIG Advisors; and (iv) between 5% and 10% of the voting power of the Company, one director designated by FIG Advisors. The Initial Shareholders also agree to vote their shares or otherwise take all necessary action to cause (1) the removal, with or without cause, of any director previously nominated by FIG Advisors upon notice from FIG Advisors of its desire to remove such a director and (2) in the event a designee of FIG Advisors ceases to serve as a director during his term in office, the filling of such vacancy with an individual designated by FIG Advisors.

In accordance with the Shareholders Agreement, FIG Advisors designated Wesley R. Edens, Joseph P. Adams, Jr., Peter V. Ueberroth and John Z. Kukral for election to our Board. If at any time the number of our directors entitled to be designated by FIG Advisors to the Shareholders Agreement shall decrease, within ten days thereafter, FIG Advisors shall cause the appropriate number of directors to resign and any such vacancy shall be filled by a majority vote of our Board. In connection with our follow-on public offering completed in October 2007, certain funds managed by affiliates of Fortress also sold 11,000,000 secondary common shares, as a result of which the Initial Shareholders and their respective affiliates ceased to own more than 50% of the voting power of the Company and the number of our directors entitled to be designated by FIG Advisors decreased from four to three directors. In connection with this offering, a special committee of our Board, comprised solely of Independent Directors, waived the requirement under our Shareholders Agreement that FIG Advisors cause one of the directors designated by it to resign from our Board. The special committee concluded that waiving such requirement under the Shareholders Agreement and continuing the current composition of our board, with a majority of Independent Directors, was in the best interests of our shareholders.

Registration Rights

Demand Rights.    We have granted to the Initial Shareholders, for so long as such shareholders collectively and beneficially own an amount of our Common Shares (whether owned at the time of this offering or subsequently acquired) at least equal to 5% or more of our Common Shares issued and outstanding immediately after the consummation of our initial public offering (a ‘‘Registrable Amount’’), ‘‘demand’’ registration rights that allow them at any time after six months following the consummation of such offering to request that we register under the Securities Act an amount equal to or greater than 5% of our Common Shares that they own. Each of the Initial Shareholders is entitled to an aggregate of two demand registrations, which can be a shelf registration. We are also not required to effect any demand registration within six months of a ‘‘firm commitment’’ underwritten offering to which the requestor held ‘‘piggyback’’ rights and which included at least 50% of the securities requested by the requestor to be included. We are not obligated to grant a request for a demand registration within four months of any other demand registration, and may refuse a request for demand registration if in our reasonable judgment, it is not feasible for us to proceed with the registration because of the unavailability of audited financial statements.

Piggyback Rights.    For so long as they beneficially own an amount of our Common Shares at least equal to 1% of our Common Shares issued and outstanding immediately after the consummation of our initial public offering, the Initial Shareholders also have ‘‘piggyback’’ registration rights that allow them to include the Common Shares that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8) or by any of our other shareholders that have registration rights. The ‘‘piggyback’’ registration rights of these shareholders are subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

Shelf Registration.    We have granted each of the Initial Shareholders or any of their respective transferees, for so long as they beneficially own a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of our Common Shares to be made on a continuous basis until all shares covered by such registration have been sold, subject to our right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12 month period) if we determine that certain disclosures required by the shelf registration statements would be detrimental to us or our shareholders. In addition, the Initial Shareholders may elect to participate in such shelf registrations within ten days after notice of the registration is given.

Indemnification; Expenses.    We have agreed to indemnify each of the Initial Shareholders against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which they sell our common shares, unless such liability arose from such shareholder’s misstatement or omission, and each such shareholder has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all expenses incidental to our performance under the Shareholders Agreement, and the Initial Shareholders will pay their respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of their Common Shares under the Shareholders Agreement.

Other Transactions

As of December 31, 2007, a deposit of $200,000, held by us on behalf of Fortress, in our capacity as remarketing servicer in connection with the sale of the two aircraft discussed below, was payable by us to Fortress.

In May 2006, two of our operating subsidiaries entered into service agreements to provide certain leasing, remarketing, administrative and technical services to a Fortress affiliate with respect to four aircraft owned by the Fortress affiliate and leased to third parties. As of December 31, 2007, we had earned $596,000 in fees due from the Fortress affiliate. Total fees paid to us for the year ended December 31, 2007 was $632,000. Our responsibilities include remarketing the aircraft for lease or sale, invoicing the lessees for expenses and rental payments, reviewing maintenance reserves, reviewing the credit of lessees, arranging for the periodic inspection of the aircraft and securing the return of the aircraft when necessary. The agreements also provide that the Fortress affiliate will pay us 3.0% of the collected rentals with respect to leases of the aircraft, plus expenses incurred during the service period, and will pay us 2.5% of the gross sales proceeds from the sale of any of the aircraft, plus expenses incurred during the service period. We believe that the scope of services and fees under these service agreements were concluded on an arms-length basis. In May 2007, we sold two aircraft owned by a Fortress affiliate and the Fortress affiliate paid us a fee in the amount of $403, 000 for the remarketing of these two aircraft. The service agreements have an initial term which expires on December 31, 2008, but will continue thereafter unless one party terminates the agreement by providing the other with advance written notice. As of December 31, 2007, we had a $17,000 receivable from the Fortress affiliate.

For the year ended December 31, 2007, the Company paid $560,000 for legal fees related to the establishment and financing activities of our Bermuda subsidiaries, and, for the year ended December 31, 2007, the Company paid $162,000 for Bermuda corporate services related to our Bermuda companies to a law firm and a corporate secretarial services provider affiliated with a Bermuda resident director serving on certain of our subsidiaries’ boards of directors. The Bermuda resident director serves as an outside director of these subsidiaries.

Other Investment Activities of our Principal Shareholders

Fortress and their affiliates and funds engage in a broad spectrum of activities, including investment advisory activities, and have extensive investment activities that are independent from, and may from time to time conflict with, ours. Fortress and certain of their affiliates are, or sponsor, advise or act as investment manager to, investment funds, portfolio companies of private equity investment funds and other persons or entities that have investment objectives that may overlap with ours and that may, therefore, compete with us for investment opportunities.

Policies and Procedures For Review, Approval or Ratification of Transactions with Related Persons

In April 2007, our Board adopted a Policy and Procedures with Respect to Related Person Transactions, which we refer to as our Related Person Policy. Pursuant to the terms of the Related Person Policy, the Audit Committee must review and approve in advance any related party transaction, other than those that are pre-approved pursuant to pre-approval guidelines or rules that may be established by the Audit Committee to cover specific categories of transactions, including the guidelines described below. All Related Persons (defined below) are required to report to our legal department any such related person transaction prior to its completion and the legal department will determine whether it should be submitted to the Audit Committee for consideration.

Our Related Person Policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.

A ‘‘Related Person’’, as defined in our Related Person Policy, means any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

PROPOSAL NUMBER TWO
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND TO AUTHORIZE THE DIRECTORS OF AIRCASTLE LIMITED, ACTING BY THE
AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM’S FEES.
(Item 2 on Proxy Card)

The Audit Committee Charter, as well as Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3(b)(2) under the Securities Exchange Act of 1934 and the related NYSE listing standards, each require that the audit committee shall be directly responsible for the appointment and retention of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the listed issuer. In accordance with these requirements, the Audit Committee and the Board recommend that the shareholders appoint of the firm of Ernst & Young LLP, independent registered public accounting firm (‘‘E&Y’’) (which constitutes the auditor for the purpose of Bermuda law ), to be the Company’s independent registered public accounting firm for fiscal year 2008 and to authorize the directors of the Company, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees. E&Y was also the Company’s independent registered public accounting firm for 2006. Before selecting E&Y, the Audit Committee carefully considered E&Y’s qualifications as the registered public accounting firm for Aircastle. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The committee has expressed its satisfaction with E&Y in all of these respects. The committee’s review included inquiry concerning any litigation involving E&Y and any proceedings by the SEC against the firm. In this respect, the committee has concluded that the ability of E&Y to perform services for Aircastle is in no way adversely affected by any such investigation or litigation.

The Audit Committee also oversees the work of E&Y, and E&Y reports directly to the Audit Committee in this regard. The Audit Committee also reviews and approves E&Y’s annual engagement letter, including the proposed fees, and determines or sets the policy regarding all audit, and all permitted non-audit, engagements and relationships between Aircastle and E&Y. The Audit Committee also reviews and discusses with E&Y their annual audit plan, including the timing and scope of audit activities, and monitors the progress and results of the plan during the year. Representatives of E&Y will be available to answer questions at the Annual Meeting and are free to make statements during the Annual Meeting.

The Board recommends that shareholders vote FOR the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2008 and to authorize the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees.

In connection with the audit of the 2007 financial statements, the Company entered into an engagement letter with E&Y which set forth the terms by which E&Y has performed audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

The following summarizes the fees paid by us to E&Y for professional services rendered in 2007 and 2006:

	2007	2006
Audit Fees(1)	$3,376,447	$2,788,400
Audit-Related Fees(2)	$68,000	$30,000
Tax Fees(3)	$712,346	$839,010
All Other Fees	$2,500	$2,500

1.	Represents fees for the audit of the Company’s consolidated financial statements, the reviews of interim financial statements included in the Company’s Forms 10-Q, audits of subsidiaries required under the terms of certain of our debt agreements, consultations concerning financial accounting and reporting standards, statutory audits, services rendered relating to the Company’s public offerings and in 2007, the audit of our internal control over financial reporting.

2.	Represents fees for attestation services related to Irish withholding tax certificates.
3.	Represents fees related primarily to assistance with tax compliance matters, including international, federal and state tax returns preparation and consultations regarding tax matters.

Audit Committee Pre-Approval Policies and Procedures.

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee or one of its members of all services performed by, the Company’s independent registered public accounting firm and related fee arrangements. In the early part of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by these firms during the year. In addition, pre-approval by the Audit Committee or one of its members is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the tables above were authorized and approved by the Audit Committee.

Of the fees set forth in the table above, none of the ‘‘Audit Related Fees’’, none of the ‘‘Tax Fees’’ and none of the ‘‘All Other Fees’’ were approved by the Audit Committee pursuant to SEC Rule 2-01(c)(7)(i)(C) of Regulation S-X. This rule provides that the pre-approval requirement is waived, with respect to fees for services other than audit, review or attest services, if the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to E&Y during the fiscal year in which the services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee.

OTHER MATTERS

As of the mailing date of this proxy statement, the Board knows of no other matters to be brought before the Annual Meeting. If matters other than the ones listed in this proxy statement arise at the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.

No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

CONFIDENTIALITY OF PROXIES

The Company’s policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law, or assert or defend legal claims, or in a contested proxy solicitation, or in the event that a shareholder makes a written comment on a proxy card or an attachment to it.

DEADLINE FOR SUBMITTING SHAREHOLDER PROPOSALS

The Company welcomes comments or suggestions from its shareholders. If a shareholder wants to have a proposal, including recommendations for election of directors, formally considered at the 2009 Annual General Meeting of Shareholders, and included in the proxy statement for that meeting, the Company must receive the proposal in writing on or before December 2, 2008. Please see page 10 of this proxy statement for a description of the procedures to be followed for shareholder recommendations for the election of directors. Proposals should be sent to the Secretary of Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902.

In addition, in accordance with the provisions of Section 22 of the Company’s Bye−laws, in order for any business to be properly brought by a shareholder before the 2009 Annual General Meeting of

Shareholders, notice of such matter that is not included in the Company’s proxy material must be received by the Company no earlier than January 15, 2009 and no later than February 14, 2009. Notice of any such proposal also must include the information specified in our Bye-laws and should be sent to the Secretary of Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902.

Additionally, under Bermuda law, shareholders holding not less than five percent of the total voting rights or 100 or more shareholders together may require us to give notice to our shareholders of a proposal to be submitted at an annual general meeting. Generally, notice of such a proposal must be received by us at our registered office in Bermuda (located at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda) not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C., New York, New York. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. A copy of our Annual Report of Form 10-K will also be furnished without charge upon written request to Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902, Attention: General Counsel, and can also be accessed through our website at www.aircastle.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as ‘‘householding,’’ potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to, Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902, Attention: General Counsel.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 15, 2008.

This proxy statement and the 2007 Annual Report are available at http://investors.aircastle.com.

GENERAL

The Company will pay the costs of preparing, assembling and mailing this proxy statement and the costs relating to the Annual Meeting. In addition to the solicitation of proxies by mail, the Company intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for such solicitation.

The 2007 Annual Report, including our consolidated financial statements, was mailed with this proxy statement or was previously delivered to shareholders and is not part of the material for the solicitation of proxies. To reduce postage costs, we sent materials at bulk mail rates. If you have not received the 2007 Annual Report by the time you receive your proxy statement, please write or call the Company’s Secretary at Aircastle Limited c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902 or (203) 504-1020.

Please complete, sign, and date the enclosed proxy card and mail it promptly in the enclosed postage-paid envelope. The enclosed proxy card can be revoked at anytime before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

By Order of the Board of Directors,
David R. Walton Chief Operating Officer, General Counsel and Secretary

AIRCASTLE LIMITED

PROXY FOR ANNUAL GENERAL MEETING

MAY 15, 2008

THIS PROXY IS SOLICITED ON BEHALF OF
AIRCASTLE LIMITED’S BOARD OF DIRECTORS

The undersigned hereby appoints Wesley R. Edens, Ron Wainshal and David R. Walton, and each of them, proxies for the undersigned, with full power of substitution, to vote all Common Shares of Aircastle Limited of which the undersigned may be entitled to vote at the Annual General Meeting of Aircastle Limited in Stamford, CT, on Thursday, May 15, 2008 at 10:00AM, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on other side)

AIRCASTLE LIMITED c/o Aircastle Advisor LLC 300 First Stamford Place, 5th Floor Stamford, CT 06902

Aircastle Limited

May 15, 2008

Your proxy card is attached below.

Please read the enclosed proxy statement, then vote and return the card at your earliest convenience.

* FOLD AND DETACH HERE *

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ ITEMS 1 AND 2.

Where no voting instructions are given, the shares represented by this Proxy will be VOTED FOR Items 1 AND 2.

Vote on Directors

1.	Election of Directors: Nominees Joseph P. Adams, Jr., John Z. Kukral and Ronald L. Merriman

FOR all nominees	WITHHOLD AUTHORITY	FOR all nominees,
	to vote for all nominees	EXCEPT

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the ‘‘FOR all nominees, EXCEPT’’ box and write that nominee’s name in the space provided below.)

* Exceptions

Vote on Proposal

2.	Appoint Ernst & Young, LLP as the Company’s independent registered public accounting firm (which constitutes the auditor for the purpose of Bermuda law) to audit the Company’s financial statements for 2008 and authorize the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

FOR	AGAINST	ABSTAIN

If other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

Change of Address and/	I PLAN TO ATTEND ANNUAL MEETING. If you
or Comments Mark Here	check this box to the right an admission
card will be sent to you.

Receipt is hereby acknowledged of Aircastle Limited Notice of Meeting and Proxy Statement.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer.

Dated: , 2008

Signature

Signature

(Please sign, date and return this	Votes MUST be indicated
proxy card in the enclosed envelope.)	in black or blue ink.